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                                                                    EXHIBIT 99.4

                       FORM OF RETENTION OPTION FORM FOR
                       AMERICA FIRST PREP FUND 2 PENSION
                           SERIES LIMITED PARTNERSHIP
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                  RETENTION OPTION FORM RETENTION OPTION FORM
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               THIS FORM SHOULD ONLY BE COMPLETED BY INVESTORS IN
                AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED
               PARTNERSHIP WHO ARE ELECTING THE RETENTION OPTION

THIS RETENTION OPTION FORM is being provided by the General Partner of Pension Fund in connection with the proposed merger (the "Merger") of AF Merger, L.P., a Delaware limited partnership subsidiary of America First Mortgage Investments, Inc. (the "Company"), with and into Pension Fund, which will survive and become a subsidiary of the Company, in accordance with the terms of the Agreement and Plan of Merger, dated as of July 19, 1997, and as more fully described in the
Consent Solicitation Statement/Prospectus, dated       , 1998 accompanying this
Retention Option Form. Pursuant to the terms of the Merger, you have the right to elect to retain your current investment in Pension Fund in the form of Beneficial Unit Certificates representing assigned limited partnership interests in Pension Fund ("Pension BUCs") and remain as Unitholders in Pension Fund. The retained Pension BUCs will be substantially equivalent to the Pension BUCs currently held by Unitholders in Pension Fund. THE RETENTION OPTION IS AVAILABLE TO UNITHOLDERS IN PENSION FUND REGARDLESS OF WHETHER THEY VOTE FOR OR AGAINST THE MERGER, BUT NO UNITHOLDER IS REQUIRED TO ELECT TO THE RETENTION OPTION. FAILURE TO COMPLETE, SIGN OR RETURN THIS RETENTION OPTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS BELOW WILL HAVE THE EFFECT OF, AND BE EQUIVALENT TO, AFFIRMATIVELY WAIVING YOUR RIGHT TO RETAIN YOUR INVESTMENT IN PENSION FUND AND IF THE MERGER IS CONSUMMATED YOU WILL RECEIVE SHARES OF COMMON STOCK IN THE COMPANY. For further information regarding the Retention Option see the Consent Solicitation Statement/Prospectus under the headings "TERMS OF THE MERGER--Retention Option" and "THE CONSENT SOLICITATION-- Exercise of the Retention Option." Capitalized terms used but not defined herein have the meanings described in the Consent Solicitation Statement/ Prospectus.

If the Merger is consummated, do you wish to retain your investment in Pension Fund in the form of Pension BUCs and remain as a Unitholder in Pension Fund.

                      / /  YES                      / /  NO
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If you have elected to retain your current investment in Pension Fund, please sign this Retention Option Form in the space provided below. Execution by Unitholders who are not individuals must be made by an authorized signatory.
                                             Dated: ______________________, 1998
                                             ___________________________________
                                             Name of Unitholder
                                             ___________________________________
                                             Signature
                                             Title:
                                             ___________________________________

                                             Signature if held jointly

                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS. WHEN UNITS ARE HELD BY
                                             JOINT TENANTS, BOTH SHOULD SIGN.
                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE FULL TITLE AS SUCH. IF
                                             A CORPORATION, PLEASE SIGN IN FULL
                                             CORPORATION NAME, BY PRESIDENT OR
                                             OTHER AUTHORIZED OFFICER. IF A
                                             PARTNERSHIP, PLEASE SIGN A
                                             PARTNERSHIP NAME BY AUTHORIZED
                                             PERSON.

TO BE VALID THIS RETENTION OPTION FORM MUST BE RECEIVED BY MARCH 31, 1998. Please complete, sign, date and return this retention option form using the enclosed postage-prepaid envelope or deliver to: Kissel-Blake Inc., 110 Water
Street, New York, New York 10005, Attention:             . Facsimile copies of
this retention option form, properly completed and duly executed, will be
accepted at             . If you have any questions, please call             .